Exhibit 1.1

Vulcan Materials Company

10.125% Notes due 2015
10.375% Notes due 2018

Purchase Agreement

January 23, 2009

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

Vulcan Materials Company, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the “Purchaser”) (i) $150,000,000 aggregate principal amount of 10.125% Notes due 2015 and (ii) $250,000,000 aggregate principal amount of 10.375% Notes due 2018 (together, the “Securities”).

1.	The Company represents and warrants to, and agrees with, the Purchaser that:

(a)	A preliminary offering circular, dated January 22, 2009 (the “Preliminary Offering Circular”) and an offering circular, dated January 23, 2009 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing

Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser expressly for use therein and provided further, that Purchaser acknowledges and agrees that information contained in the Preliminary Circular, Pricing Circular and Offering Circular under the heading “Recent Developments” contains projections, estimates and forward-looking information that have been prepared in good faith but that such information is subject to change;

(b)	For the purposes of this Agreement, the “Applicable Time” is 12:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule II-A and Schedule II-B hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(ii)) listed on Schedule I(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein and provided further, that Purchaser acknowledges and agrees that information contained in the Preliminary Circular, Pricing Circular and Offering Circular under the heading “Recent Developments” contains projections, estimates and forward-looking information that have been prepared in good faith but that such information is subject to change;

(c)	The documents incorporated by reference in the Pricing Circular or Offering Circular, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and any amendments thereto became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein and provided further, that Purchaser acknowledges and agrees that information contained in the Preliminary Circular, Pricing Circular and Offering Circular under the heading “Recent Developments” contains projections, estimates and forward-looking information that have been prepared in good faith but that such information is subject to change;

(d)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any material change in the capital stock or long term debt (which is debt with a maturity of a year or more) of the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) (“Significant Subsidiaries”) or any material adverse change in or affecting the business, management, consolidated financial position, shareholders’ equity, results of operations, or to the knowledge of the Company in the business prospects, of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Pricing Circular;

(e)	(i) The Company and its Significant Subsidiaries have good and valid title to all of the properties and assets reflected in the financial statements included or incorporated by reference in the Pricing Circular, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which are not material in nature or amount; and (ii) the Company and its Significant Subsidiaries use or occupy their leased properties under valid and binding leases; except in (i) and (ii) as would not individually or in the aggregate have a material adverse effect on the business, consolidated financial position, shareholders’ equity, results of operations, or to the knowledge of the Company in the business prospects, of the Company and any of its subsidiaries taken as a whole (a “Material Adverse Effect”);

(f)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized;

(g)	The Company had as of September 30, 2008 an authorized capitalization as set forth in the Pricing Circular and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(h)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Senior Debt Indenture dated as of December 11, 2007, between the Company and Wilmington Trust Company (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be dated February 3, 2009, between the Company and the Trustee (together, the “Indenture”), under which they are to be issued; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of other remedies may be limited by equitable principles of general applicability; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(i)	The Exchange and Registration Rights Agreement to be dated as of February 3, 2009 (the “Registration Rights Agreement”), which will be substantially in the form previously delivered to you, has been duly authorized, and as of the Time of Delivery (as defined herein), will have been duly executed and delivered by the Company, and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Registration Rights Agreement will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(j)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have reasonably been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(k)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company and no material consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or, the Indenture or the Registration Rights Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement, the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(h) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser;

(l)	Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or other organizational documents) or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for defaults that would not have a Material Adverse Effect;

(m)	The Securities and the Indenture will conform in all material aspects to the descriptions thereof in the Pricing Circular and Offering Circular;

(n)	Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)	Other than as set forth in the Pricing Circular, the property, assets and operations of the Company and its Significant Subsidiaries comply in all material respects with all applicable federal, state and local law, common law, doctrine, rule, order, decree, judgment, injunction, license, permit and regulation relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect; to the knowledge of the Company, none of the property, assets or operations of the Company and its Significant Subsidiaries is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a "Hazardous Material"), or is in contravention of any Environmental Law that would have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice or claim, nor are there pending or, to the Company's knowledge, threatened lawsuits against them with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment that would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any subsidiary has any contingent liability in connection with any release of Hazardous Material into the environment, that is material with respect to the Company and its subsidiaries taken as a whole;

(p)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(q)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)	Neither the Company nor any person acting on its behalf (other than the Purchaser, as to which no representation is made) has offered or sold the

Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(t)	Within the preceding six months, except as set forth in Schedule III, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder; provided further, that the Company agrees that it will not make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Securities by the Company to the Purchaser or by the Purchaser to the Initial Investor) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(u)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)	Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Circular, except for changes to internal controls over financial reporting in order to incorporate the operations and related assets of Florida Rock Industries, Inc., which the Company acquired on November 17, 2007, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

(x)	Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, was and will be an independent registered public accounting firm with respect to the Company as of the Applicable Time and the Time of Delivery.

2.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company (i) the 2015 Notes at a purchase price of 99.113% of the principal amount thereof, plus accrued interest, if any, from February 3, 2009 to the Time of Delivery hereunder, and (ii) the 2018 Notes at a purchase price of 98.721% of the principal amount thereof, plus accrued interest, if any, from February 3, 2009 to the Time of Delivery hereunder.

3.	Upon the authorization by you of the release of the Securities, the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)	It will offer and sell the Securities only to the investor identified in the Investor Letter dated January 23, 2009, among the Company, the Purchaser and the investor identified therein (“Initial Investor”), who has represented to the Purchaser that it is a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A;

(b)	It is an institutional accredited investor within the meaning of Rule 501(a) under the Securities Act;

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(d)	The Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 8 hereof, counsel for the Company may rely upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with their agreements, contained in paragraphs (a) through (c) above, and the Purchaser hereby consents to such reliance; and

(e)	The Purchaser will not disclose to Bloomberg any information relating to the Securities, or their offering and sale, prior to the filing of the Company’s Report on Form 8-K relating to the issuance and sale of the Securities.

4.	(a) The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Purchaser, against payment of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 3, 2009 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 8(f) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with the Purchaser:

(a)	To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)	To furnish the Purchaser with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of one year after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective Purchaser of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	If requested by you, to use its commercially reasonable best efforts to cause such designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)	To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

(i)	During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act; and

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”.

6.	(a) The Company represents and agrees that, without the prior consent of the Purchaser, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(b)	The Purchaser represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to Purchaser of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c)	Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Purchaser is listed on Schedule I(b) hereto.

7.	The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Registration Rights Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Purchaser will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchaser hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Sullivan & Cromwell LLP, counsel for the Purchaser, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, and may rely upon the opinion of New Jersey counsel with respect to matters of New Jersey law;

(b)	Robert A. Wason IV, Senior Vice President and General Counsel, for the Company shall have furnished to you his written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I(A) hereto, and he may rely upon the opinion of New Jersey counsel with respect to matters of New Jersey law;

(c)	Lowenstein Sandler PC, special New Jersey counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I(B) hereto;

(d)	Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I(C) hereto, and such counsel may rely upon the opinion of New Jersey counsel with respect to matters of New Jersey law;

(e)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any material change in the capital stock or long-term debt (which is debt with a maturity of a year or more) of the Company or any of its subsidiaries or any material change in or affecting the business, business prospects, management, or consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that its rating of any of the Company’s debt securities is on Negative Credit Watch and/or Review for Downgrade;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, Alabama or New Jersey State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)	The Securities have been designated for trading on PORTAL;

(i)	The Purchaser shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company; and

(j)	The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsection (e) of this Section.

9.	(a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim within 30 days after receipt of invoicing for such expenses; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by the Purchaser or on its behalf expressly for use therein.

(b)	The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by the Purchaser or on its behalf expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim within 30 days after receipt of invoicing for such expenses.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection (except to the extent that the indemnifying party is materially prejudiced by reason of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by Goldman, Sachs & Co. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnifying party was materially prejudiced as a result of the failure by the indemnified party to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, to any affiliate of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.	If for any reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Purchaser except as provided in Sections 7 and 9 hereof.

12.	All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchaser to properly identify its clients.

13.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.	Time shall be of the essence of this Agreement.

15.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction the Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchaser with respect to the subject matter hereof.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.	The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchaser imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

                                                                                                                                                Very truly yours,

                                                                                                                                                Vulcan Materials Company

                                                                                                                                                By:    /s/ Robert A. Wason IV
                                                                                                                                                Name: Robert A. Wason IV
                                                                                                                                                Title:   Senior Vice President & General
                                                                                                                                                          Counsel

Accepted as of the date hereof:

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
      (Goldman, Sachs & Co.)